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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 22, 1996
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                          THE SHERWIN-WILLIAMS COMPANY
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             (Exact name of registrant as specified in its charter)

         Ohio                      1-4851                     34-0526850
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   (State or other           (Commission File              (IRS Employer
   jurisdiction of                Number)                 Identification No.)
   incorporation)


                101 Prospect Avenue, N.W., Cleveland, Ohio 44115
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               (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:  (216) 566-2000
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5:  Other Events.
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         On November 22, 1996, The Sherwin-Williams Company ("Sherwin-Williams")
and Forstmann Little & Co. ("Forstmann Little") jointly announced that they had entered into a definitive agreement for Sherwin-Williams to acquire Thompson Minwax Holding Corp. ("Thompson Minwax") from affiliates of Forstmann Little for $830 million in cash.

         With annual sales of approximately $375 million, Thompson Minwax is a major producer and marketer in the United States of interior stains and varnishes under the Minwax(R) brand name, exterior water sealers and stains under the Thompson's(R) brand name and well-known finishing and enamel coating products under the Formby's(R) and Red Devil(R) brand names. Based in Upper Saddle River, New Jersey, Thompson Minwax also owns Roncraft, a major producer and seller of interior and exterior stains in the United Kingdom under the leading Ronseal(R) brand name.

                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE SHERWIN-WILLIAMS COMPANY

November 26, 1996                                 By:  /s/ L.E. Stellato
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                                                      L.E. Stellato
                                                      Vice President, General
                                                       Counsel and Secretary


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